EMPLOYMENT/NON-COMPETITION/
CONFIDENTIALITY AGREEMENT

SECOND AMENDMENT

     WHEREAS, Pride International, Inc. (the “Company”) and John R. Blocker, Jr. (“Executive”) are parties to the Employment/Non-Competition/Confidentiality Agreement (the “Agreement”) dated October 15, 1998; and

     WHEREAS, the Company and Executive desire to amend the Agreement to make certain changes; and

     WHEREAS, Section 6.07 of the Agreement provides that the Agreement may be amended only by the written agreement of the parties.

     NOW, THEREFORE, the parties agree to amend the Agreement, effective as of the date fully executed by both parties as set forth on the signature page below:

     1. Section 2.03 of the Agreement is hereby amended to read as follows:

“OFFICE/POSITION/TITLE. The office, position and title for which the Executive is employed is that of Executive Vice President of Operations of the Company and carries with it such duties, responsibilities, rights, benefits and privileges as may reasonably be assigned to the Executive that are customary and usual for such position at the Company.”

     2. Section 3.05(a) of the Agreement is amended by substituting the phrase “two (2) full years of his base salary” for the phrase “one (1) full year of his base salary”.

     3. Section 3.05(b) of the Agreement is amended by substituting the phrase “two (2) full years following the Date of Termination” for the phrase “one (1) full year following the Date of Termination”.

     4. Section 3.05(c) of the Agreement is amended by substituting the phrase “amount equal to two (2) times the target award for the Executive under the Company’s annual bonus plan” for the phrase “amount equal to the target award for the Executive under the Company’s annual bonus plan”.

     5. The second sentence of Section 3.05(f) of the Agreement is amended in its entirety to read as follows:

“If the Executive dies during the term of coverage, all such benefits will be provided for a term of two (2) years (or three (3) years if after a Change in Control) after the date of death of the Executive.”

     6. The first sentence of Section 4.01 of the Agreement is amended in its entirety to read as follows:

“Upon any Change in Control the Employment Period shall be immediately and without further action extended for a term of three (3) years following the Effective Date of the Change in Control and will expire at 12:00 o’clock midnight on the last day of the month following three (3) years after the Change in Control.”

     7. Section 4.02 of the Agreement is hereby amended in its entirety to read as follows:

“CHANGE IN CONTROL TERMINATION PAYMENTS AND BENEFITS. In the event the Executive is terminated within three (3) years following a Change in Control, the Executive will receive the payments and benefits specified in the “Termination Without Change in Control” Section at the same time and in the same manner therein specified except as amended and modified below:

a.	The salary and benefits specified in Section 3.05a. will be paid based upon a multiple of three (3) years (instead of two (2) years).

b.	Life, health, accident and disability insurance specified in Section 3.05b. will be provided until (i) Executive becomes reemployed and receives similar benefits from a new employer, or (ii) three (3) years after the Date of Termination, whichever is earlier.

c.	An amount equal to three (3) times the maximum award that the Executive could receive under the Company’s annual bonus plan for the fiscal year in which the Termination occurs, instead of the benefits provided in Section 3.05c. hereof.

d.	All other rights and benefits specified in Section 3.05.”

     8. Section 4.03 of the Agreement is hereby amended by substituting the phrase “voluntarily resigns his employment within twelve (12) months after a Change in Control” for the phrase “voluntarily resigns his employment within six (6) months after a Change in Control”.

     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf.

EXECUTIVE
Date: January 17, 2005	/s/ John R. Blocker, Jr.
John R. Blocker, Jr.

PRIDE INTERNATIONAL, INC.
Date: January 19, 2005	By:	/s/ Paul Bragg
Paul Bragg
President & Chief Executive Officer